EXHIBIT 99.1

Broadwind Announces Second Quarter 2024 Results

CICERO, Ill., Aug. 13, 2024 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the second quarter 2024.

SECOND QUARTER 2024 RESULTS

  Total revenue of $36.5 million
  Net income of $0.5 million, or $0.02 per diluted share
  Total non-GAAP adjusted EBITDA of $3.6 million, or 10.0% of total revenue
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 1.1x as of June 30, 2024

Broadwind reported second quarter net income of $0.5 million, or $0.02 per diluted share, versus $1.4 million, or $0.07 per diluted share, in the prior year period. The Company reported adjusted EBITDA, a non-GAAP measure, of $3.6 million in the second quarter compared to $5.4 million in the prior-year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Second quarter results benefited from a higher value sales mix, strong operational execution, and improved manufacturing efficiency, offset by broad softness in onshore wind, oil & gas and industrial demand. While revenue declined by more than 28% on a year-over-year basis in the second quarter, the Company effectively managed its operating leverage, resulting in a modest decline in non-GAAP adjusted EBITDA margin, compared to the prior year period.

Second quarter orders declined compared to the prior year period due to a pause in demand across most of our verticals. Total backlog was $139.1 million as of June 30, 2024, while the book-to-bill ratio was 0.5x for the second quarter of 2024.

As of June 30, 2024, Broadwind had total cash on hand and availability under the Company’s credit facility of $18.4 million, versus $22.4 million at the end of the first quarter of 2024.

MANAGEMENT COMMENTARY

“We continued to successfully navigate the ongoing transitional period for onshore wind demand by investing in technology, expanding within high-growth energy transition market adjacencies and driving improved productivity across our manufacturing footprint, resulting in continued operating leverage improvements during the quarter,” stated Eric Blashford, President and CEO of Broadwind.   “While our second quarter wind and oil & gas revenues were pressured, wind OEM customer outlooks are improving and order indication activity is accelerating in our non-wind markets, pointing toward improved order activity going into 2025.”

“Based on customer feedback, we believe that the trough in onshore wind demand is largely behind us, reinforcing our continued expectations for a meaningful improvement in demand through 2025 and 2026,” continued Blashford. “Our current focus on operational efficiency and expansion into higher growth energy transition market adjacencies, better positions us to benefit from attractive multi-year secular demand trends within energy transition and deliver above market-growth through the cycle.”

“While new order activity softened across our three segments, new order demand within mining and industrial markets accelerated this quarter,” continued Blashford. “We have been focused on improving our relationships with new and existing customers, which resulted in targeted new customer project wins during the quarter. Going forward, we will continue to build on our customer relationships within existing verticals and position for opportunistic expansion into new markets, such as aerospace and defense” stated Blashford.

“Our focus on operational efficiency and fixed cost management allowed us to deliver non-GAAP adjusted EBITDA margin of 10%, despite lower revenues,” stated Blashford. “In combination, these actions have contributed more than $4 million in annualized cost savings beginning in the first quarter 2024.   At the end of the second quarter, we had $18.4 million of available cash and liquidity to support our operations and continue to prioritize balance sheet discipline ahead of an acceleration in wind demand. As of June 30, 2024, our net leverage was 1.1x, well within our target range of at or below 2.0x.”

“Today, we introduced financial guidance for the third quarter 2024,” concluded Blashford.  “While wind tower demand is expected to remain muted over the near-term, we remain pleased with the pace of new order activity and performance within our other, non-wind markets, a dynamic we expect to continue as we move through the balance of 2024.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers, industrial fabrications, including mining and material handling components and other frames/structures, and compressed natural gas pressure reducing systems.

Heavy Fabrications segment sales declined by 42.2% to $19.6 million in the second quarter 2024, as compared to the prior-year period, primarily driven by a 58.0% decline in towers sections sold. The segment reported operating income of $1.6 million in the second quarter, as compared to operating income of $3.9 million in the prior year period. The segment non-GAAP adjusted EBITDA was $2.8 million in the second quarter, as compared to $5.0 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machining and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 4.8% to $10.5 million in the second quarter 2024, as compared to the prior year period, as growth in wind revenues was more than offset by softness across other markets served. The segment reported operating income of $0.5 million in the second quarter, compared to operating income of $0.3 million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $1.2 million in the second quarter, versus $1.0 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 3.1% to $6.5 million in the second quarter 2024, as compared to the prior year period, primarily driven by increased demand for aftermarket gas turbine content. The segment reported operating income of $0.6 million in the second quarter compared to operating income of $0.8 million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $0.8 million in the second quarter, versus $1.0 million in the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind introduced financial guidance for the third quarter 2024. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Third Quarter 2024
$ in Millions	Low	Mid	High

Total Revenue	$36	$37	$38
Adjusted EBITDA	$1.7	$2.1	$2.5

SECOND QUARTER 2024 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, August 13, 2024, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Tuesday, August 20, 2024:

Teleconference Replay:	844-512-2921
Conference ID:	13747800

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events— as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in this release; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits, and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the limited trading market for our securities and the volatility of market price for our securities; (xx) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	June 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$938	$1,099
Accounts receivable, net	14,172	19,231
AMP credit receivable	1,691	7,051
Contract assets	1,157	1,460
Inventories	38,802	37,405
Prepaid expenses and other current assets	2,390	3,500
Total current assets	59,150	69,746
LONG-TERM ASSETS:
Property and equipment, net	46,266	47,123
Operating lease right-of-use assets, net	14,748	15,593
Intangible assets, net	1,733	2,064
Other assets	636	630
TOTAL ASSETS	$122,533	$135,156

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$12,012	$5,903
Current portion of finance lease obligations	2,098	2,153
Current portion of operating lease obligations	1,987	1,851
Accounts payable	15,950	20,728
Accrued liabilities	4,347	6,477
Customer deposits	2,772	16,500
Total current liabilities	39,166	53,612
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	5,945	6,250
Long-term finance lease obligations, net of current portion	3,481	3,372
Long-term operating lease obligations, net of current portion	14,872	15,888
Other	17	15
Total long-term liabilities	24,315	25,525
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 22,259,496 and 21,840,301 shares issued as of June 30, 2024 and December 31, 2023, respectively	22	22
Treasury stock, at cost, 273,937 shares as of June 30, 2024 and December 31, 2023, respectively	(1,842)	(1,842)
Additional paid-in capital.	400,377	399,336
Accumulated deficit	(339,505)	(341,497)
Total stockholders' equity	59,052	56,019
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$122,533	$135,156

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues	$36,452	$50,843	$74,068	$99,716
Cost of sales	30,886	42,510	61,865	84,407
Gross profit	5,566	8,333	12,203	15,309

OPERATING EXPENSES:
Selling, general and administrative	4,143	5,952	8,537	11,478
Intangible amortization	166	165	331	333
Total operating expenses	4,309	6,117	8,868	11,811
Operating income	1,257	2,216	3,335	3,498

OTHER EXPENSE, net:
Interest expense, net	(726)	(751)	(1,258)	(1,239)
Other, net	4	(22)	7	(24)
Total other expense, net	(722)	(773)	(1,251)	(1,263)
Net income before provision for income taxes	535	1,443	2,084	2,235
Provision for income taxes	53	28	92	51
NET INCOME	$482	$1,415	$1,992	$2,184

NET INCOME PER COMMON SHARE - BASIC:
Net income	$0.02	$0.07	$0.09	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,783	21,091	21,689	20,981

NET INCOME PER COMMON SHARE - DILUTED:
Net income	$0.02	$0.07	$0.09	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	22,003	21,409	21,904	21,390

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,992	$2,184
Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,314	3,167
Deferred income taxes	2	(5)
Share-based compensation	576	409
Allowance for credit losses	(2)	16
Common stock issued under defined contribution 401(k) plan	595	648
(Gain) loss on disposal of assets.	(114)	48
Changes in operating assets and liabilities:
Accounts receivable	5,061	(11,794)
AMP credit receivable	5,360	(6,729)
Contract assets	302	(273)
Inventories	(1,397)	(4,293)
Prepaid expenses and other current assets	1,111	147
Accounts payable	(4,328)	1,776
Accrued liabilities	(2,130)	1,367
Customer deposits.	(13,728)	(4,190)
Other non-current assets and liabilities	(41)	75
Net cash used in operating activities	(3,427)	(17,447)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,534)	(3,977)
Proceeds from disposals of property and equipment	159	15
Net cash used in investing activities	(2,375)	(3,962)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	5,914	11,991
Proceeds from long-term debt	1,421	618
Payments on long-term debt	(681)	(607)
Payments on finance leases	(883)	(1,113)
Shares withheld for taxes in connection with issuance of restricted stock	(130)	(117)
Net cash provided by financing activities	5,641	10,772

NET DECREASE IN CASH	(161)	(10,637)
CASH beginning of the period	1,099	12,732
CASH end of the period	$938	$2,095

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
ORDERS:
Heavy Fabrications	$9,138	$12,363	$20,359	$32,599
Gearing	4,704	5,813	15,150	18,206
Industrial Solutions	4,530	7,185	11,859	14,158
Total orders	$18,372	$25,361	$47,368	$64,963

REVENUES:
Heavy Fabrications	$19,611	$33,944	$41,628	$65,537
Gearing	10,454	10,977	18,791	22,943
Industrial Solutions	6,463	6,270	14,456	11,692
Corporate and Other	(76)	(348)	(807)	(456)
Total revenues	$36,452	$50,843	$74,068	$99,716

OPERATING INCOME/(LOSS):
Heavy Fabrications	$1,557	$3,867	$3,601	$6,657
Gearing	482	348	508	929
Industrial Solutions	623	843	2,390	1,465
Corporate and Other	(1,405)	(2,842)	(3,164)	(5,553)
Total operating profit (loss)	$1,257	$2,216	$3,335	$3,498

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$482	$1,415	$1,992	$2,184
Interest Expense	726	751	1,258	1,239
Income Tax Provision	53	28	92	51
Depreciation and Amortization	1,718	1,562	3,314	3,167
Share-based Compensation and Other Stock Payments	663	567	1,165	1,060
Proxy Contest-Related Expenses	-	1,036	(10)	1,755
Adjusted EBITDA (Non-GAAP).	$3,642	$5,359	$7,811	$9,456

Heavy Fabrications Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$1,699	$3,736	$4,287	$6,326
Interest Expense	264	137	354	277
Income Tax (Benefit) Provision	(408)	(5)	(1,038)	54
Depreciation	1,022	856	1,933	1,714
Share-based Compensation and Other Stock Payments	222	241	400	452
Adjusted EBITDA (Non-GAAP)	$2,799	$4,965	$5,936	$8,823

Gearing Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$422	$273	$387	$774
Interest Expense	53	67	106	140
Income Tax Provision	7	8	14	15
Depreciation and Amortization	553	556	1,093	1,152
Share-based Compensation and Other Stock Payments	128	117	230	233
Adjusted EBITDA (Non-GAAP)	$1,163	$1,021	$1,830	$2,314

Industrial Solutions Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$471	$681	$2,055	$1,210
Interest Expense.	115	128	278	211
Income Tax Provision	35	13	58	21
Depreciation and Amortization.	106	92	205	186
Share-based Compensation and Other Stock Payments	76	57	126	101
Adjusted EBITDA (Non-GAAP)	$803	$971	$2,722	$1,729

Corporate and Other	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Loss	$(2,110)	$(3,275)	$(4,737)	$(6,126)
Interest Expense.	294	419	520	611
Income Tax Provision (Benefit)	419	12	1,058	(39)
Depreciation and Amortization	37	58	83	115
Share-based Compensation and Other Stock Payments	237	152	409	274
Proxy Contest-Related Expenses	-	1,036	(10)	1,755
Adjusted EBITDA (Non-GAAP)	$(1,123)	$(1,598)	$(2,677)	$(3,410)

IR CONTACT

Noel Ryan, IRC
BWEN@val-adv.com